UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

CUTERA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION DATED MAY 3, 2023

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

June 9, 2023

at 9:00 A.M. Pacific Time

Dear Stockholders:

A Special Meeting of Stockholders (including any adjournment, postponement or rescheduling thereof, the “Special Meeting”) of Cutera, Inc., a Delaware corporation (“Cutera” or the “Company”) will be held on June 9, 2023, at 9:00 a.m. Pacific Time, at                                              .

This Special Meeting was demanded by J. Daniel Plants, in his then-capacity as Chairperson of the Board of Directors of the Company (the “Board”), and David H. Mowry, in his then-capacity as the Chief Executive Officer of the Company, pursuant to a Chairman Demand for Special Meeting of the Stockholders and a CEO Demand for a Special Meeting of the Stockholders, dated April 3, 2023, and April 10, 2023, respectively, for stockholders to vote on the proposals submitted by Messrs. Plants and Mowry. The Board subsequently terminated Mr. Plants and Mr. Mowry for cause from their positions as Executive Chairperson and Chief Executive Officer, respectively, and removed Mr. Plants from his position as Chairperson of the Board, on April 11, 2023. Messrs. Plants and Mowry are referred to hereinafter as the “Former Executives.” The Former Executives continue to serve as members on the Board as of the date of this Notice and accompanying Proxy Statement.

On April 6, 2023, the Board formed a special committee of the Board (the “Special Committee”) at a duly called meeting of the Board and authorized the Special Committee to, among other things, consider and take appropriate action in response to the demand for a special meeting of the Company’s stockholders from Mr. Plants. The Board appointed Gregory A. Barrett, Sheila A. Hopkins, Timothy J. O’Shea, Juliane T. Park and Janet D. Widmann as members of the Special Committee. The Special Committee elected Ms. Park to serve as the Chair of the Special Committee. The members of the Special Committee comprise a majority of the members of Board.

Unless the context clearly requires otherwise, references in this Notice and the accompanying Proxy Statement to the Board refer to the Special Committee acting on behalf of the Board. The Special Committee is comprised of a majority of the directors of the Company, including five of the Company’s six independent directors. For the avoidance of doubt, the views of the Board expressed herein should not be taken as the views of the Former Executives.

THE BOARD RECOMMENDS VOTING “AGAINST” EACH OF THESE PROPOSALS.

1.	To remove, without cause, Gregory A. Barrett as a director of the Company;

2.	To remove, without cause, Sheila A. Hopkins as a director of the Company;

3.	To remove, without cause, Timothy J. O’Shea as a director of the Company;

4.	To remove, without cause, Juliane T. Park as a director of the Company;

5.	To remove, without cause, Janet D. Widmann as a director of the Company;

6.	To remove, without cause, any other person or persons elected or appointed to the Board after April 2, 2023 and up to and including the date of the Special Meeting and any postponement or adjournment thereof, other than J. Daniel Plants, David Mowry, and Joseph E. Whitters (Proposals 1-6 are referred to herein as the “Director Removal Proposals”); and

7.

To repeal each provision of, or amendment to, the Company’s Amended and Restated Bylaws (the “Bylaws”) adopted by the Board without the approval of the Company’s stockholders after April 13, 2017 (Proposal 7 is referred to herein as the “Repeal Proposal”, and together with the Director Removal Proposals, the “Proposals”).

The Board believes that the adoption of the above Proposals is NOT in the best interests of stockholders and therefore recommends that you vote “AGAINST” each of the Proposals. Alternatively, the Board encourages you to NOT vote or submit a proxy card with respect to the Special Meeting, as your inaction will have the same effect as voting “AGAINST” the Director Removal Proposals.

This Notice of Special Meeting (this “Notice”) is first being mailed on or about May     , 2023 to stockholders of record as of the close of business on     , 2023 (the “Record Date”). Only stockholders of record on the Record Date may vote in connection with the Special Meeting.

You may receive proxy materials from the Former Executives with respect to the Special Meeting. The Company and the Board are not responsible for the accuracy of any information provided by or relating to the Former Executives contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Former Executives or any other statements that the Former Executives may otherwise make. The Board encourages you to disregard and ignore any proxy materials that you may receive from the Former Executives.

The Former Executives intend to oppose this Proxy Statement and the recommendations of the Board contained herein.

If you have any questions, please contact the Company’s solicitor, Innisfree M&A Incorporated, by phone at (877) 750-0870 (toll-free from the United States and Canada) or +1 (412) 232-3651 (from other countries).

By Order of the Board of Directors,

Brisbane, California
May , 2023

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2023

The Board of Directors (“Board”) of Cutera, Inc. (“Cutera” or the “Company”), a Delaware corporation, is soliciting your proxy to vote at a Special Meeting of Stockholders (together with any postponements, delays or adjournments thereof, the “Special Meeting”) to be held on June 9, 2023, at 9:00 a.m. Pacific Time, at                     .

The Company and the Board are sending the Notice of Special Meeting, which directs readers to this Proxy Statement, on May     , 2023 to all stockholders of record at the close of business on     , 2023 (the “Record Date”). This Proxy Statement is first being mailed on or about May     , 2023 to stockholders of record as of the close of business on the Record Date. There were      shares of Cutera’s common stock outstanding on the Record Date. Only stockholders of record as of the Record Date will be entitled to vote at the Special Meeting.

Voting. You may vote by mail. Please mail your proxy card in sufficient time to ensure it can be submitted before the closing of the polls at the Special Meeting.

For more information, see “Questions and Answers Regarding This Solicitation and Voting at the Special Meeting” in this Proxy Statement, which contains important information regarding the Special Meeting. Specifically, this Proxy Statement identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

Unless the context clearly requires otherwise, references in this Proxy Statement to the Board refer to the Special Committee acting on behalf of the Board. The Special Committee is comprised of a majority of the directors of the Company, including five of the Company’s six independent directors. For the avoidance of doubt, the views of the Board expressed herein should not be taken as the views of the Former Executives.

In this Proxy Statement, the terms “Cutera” and the “Company” each refer to Cutera, Inc.; the term “Board” means the Company’s Board of Directors, acting at the direction of the Special Committee; the term “proxy materials” means this Proxy Statement and the enclosed WHITE proxy card, and the term “Special Meeting” means the Special Meeting of Stockholders scheduled for June 9, 2023.

BACKGROUND TO THE SOLICITATION

J. Daniel Plants and David H. Mowry Join Cutera

On January 6, 2015, the Company entered into an agreement with Mr. Plants and Voce Capital Management LLC (“Voce Capital”), an activist investment fund founded and controlled by Mr. Plants. Pursuant to the agreement, the Board appointed Mr. Plants as a director, and Mr. Plants and Voce Capital committed to certain customary standstill and related terms for a limited period of time. The agreement is no longer in effect.

On October 28, 2016, the Board appointed Mr. Plants as Chairperson of the Board.

On February 19, 2019, following the recommendation of Mr. Plants, Mr. Joseph E. Whitters was appointed to the Board. Messrs. Plants and Whitters have a relationship predating their service together on the Company’s Board. Voce Capital nominated Mr. Whitters as a director candidate in a contested election at Obagi Medical Products, Inc. (Nasdaq: OMPI) in December 2012. Mr. Whitters joined the boards of Air Methods Corporation (Nasdaq: AIRM) in 2016 and Analogic Corp. (Nasdaq: ALOG) in 2017, in both cases in connection with settlement agreements with Voce Capital.

On July 2, 2019, Mr. Mowry was appointed as Chief Executive Officer (“CEO”) of the Company and a director of the Board, effective as of July 8, 2019.

On May 19, 2021, Mr. Plants was appointed Executive Chairman of the Company, to help supervise and provide guidance to Mr. Mowry and for the Board to evaluate Mr. Plants as a potential CEO candidate, and thereby became an employee of the Company, in addition to his role as Chairperson of the Board. The employment had a two-year term, and automatically expires on May 19, 2023, with an option for the Board to extend the term for an additional year at its discretion.

Between 2020 and 2022, Mr. Plants sought the permanent CEO role in numerous discussions with Board members. Although certain Board members proposed engaging an external search firm to assist with CEO succession planning, Mr. Plants leveraged his authority as Executive Chairman to adamantly oppose the engagement of any such firms.

Board Engages in Discussions with Mr. Plants to Replace Mr. Mowry as CEO

In July 2022, the Board agreed that Mr. Plants would serve as the Company’s interim CEO in the case of death or incapacity of the Company’s CEO. The Board also returned to discussing the hiring of an external search firm to assist in succession planning. Mr. Plants continued to oppose the hiring of an external search firm for this purpose.

In the Fall of 2022, the independent directors of the Board (a group comprised of Mr. Whitters and the five directors now serving on the Special Committee) and Mr. Plants determined that the Board should look to hire a new CEO.

Beginning in the fourth quarter of 2022 and continuing into the first quarter of 2023, independent members of the Board had discussions with Mr. Plants regarding his longstanding interest in becoming the Company’s CEO.

In the first quarter of 2023, while discussing with Mr. Plants terms for his potentially becoming CEO, Mr. Plants proposed a CEO compensation arrangement and other conditions for his engagement that the independent directors would ultimately not accept, despite pressure that was being applied by Mr. Plants to appoint him as CEO.

Mr. Plants was seeking compensation and terms in his proposed employment agreement that were outside market ranges for peer companies, incommensurate with his lack of operational or executive experience, and inconsistent with Company practices. With respect to his compensation, it was the understanding of the independent directors that Mr. Plants wanted to be paid a premium for leaving his role as the principal of the activist hedge fund he founded, Voce Capital. The Company’s compensation consultant also advised that Mr. Plants’ proposed pay package would make him one of the highest paid executives in the Company’s peer group. In addition to these outsized demands, Mr. Plants demanded severance packages consisting of multiple years of cash and benefits as well as 100% vesting of all equity, including Performance Stock Units (“PSUs”) that had not been earned through performance. In connection with his appointment as CEO, Mr. Plants also demanded the elimination of the Executive Chair office, which would decrease future oversight of the CEO. At the same time as these discussions were continuing, Mr. Plants was unwilling to undergo an independent assessment of his suitability for the role, and he refused to produce a business plan to demonstrate his ability to lead the Company.

Board Decides to Seek an External CEO Candidate

On February 21, 2023, one day before a regularly scheduled meeting of the Board, Mr. Mowry informed all directors that he needed to retire as CEO as soon as practicable given the strains of the position and wished to begin a CEO transition process.

Later that day, at a meeting of the independent members of the Board, all of the independent members of the Board, except Mr. Whitters, concluded that Mr. Plants was not the appropriate candidate to serve as replacement CEO.

On February 22, 2023, at a regularly scheduled meeting of the Board, the independent directors of the Board informed Mr. Plants that he would not be selected as the permanent CEO to replace Mr. Mowry. In reaction to this news, Mr. Plants informed the Board that he would no longer be willing to serve as the Company’s interim CEO in the event of an emergency; Mr. Plants had previously accepted this contingent responsibility at a Board meeting in July 2022.

On February 22, 2023, the Board resolved that Ms. Hopkins would be interim CEO in the event of an emergency, noting that Mr. Plants was no longer willing to fulfill this function.

At this meeting, the Board agreed that it would form a search committee to conduct the external search for a new CEO and that Janet D. Widmann would serve as chair of the search committee and Mr. Plants and Timothy J. O’Shea would also join as members. Mr. Plants insisted that he be a member of the search committee.

On February 23, 2023, Mr. Whitters contacted Ms. Widmann and asked her to consider changing her vote to support Mr. Plants’ candidacy for CEO. Mr. Whitters informed her that Mr. Plants would be contacting her to request the same. Ms. Widmann relayed these conversations to her fellow directors Mr. O’Shea (Chair of the Governance and Corporate Responsibility Committee) and Gregory Barrett (Lead Independent Director).

In early March 2023, Mr. Mowry re-assessed his personal capacity to serve as CEO and advised the Board that he had the capabilities to effectively run the Company until the earlier of (i) the appointment of a new permanent CEO or (ii) the end of 2023. After deliberation at a meeting of the Board on March 9, 2023, the Board determined it was in the best interests of the Company and its stockholders to allow Mr. Mowry to remain CEO while the Board continued the CEO search process.

In March 2023, members of the Board revisited hiring an external search firm to support the CEO search and the CEO search committee. Over the course of March 2023, Ms. Widmann met with three leading executive search firms to discuss their abilities to assist with the Company’s search for a CEO to succeed Mr. Mowry. She spoke with these firms about dates when they could present to the Governance and Corporate Responsibility Committee, ultimately scheduling the presentations for April 12, 2023 based on search firm and search committee availability.

Mr. Plants Responds by Launching a Campaign to Replace Independent Directors

In March 2023, as the majority of the Board, including five of the six independent directors, moved to expand the search for a new CEO beyond Mr. Plants. Mr. Plants organized his present campaign to remove the same five independent directors. The Company’s deadline for stockholders to nominate directors for election at the 2023 annual meeting of stockholders had been January 2, 2023. It was only after that nomination deadline had passed, and the majority of the Board declined to appoint him CEO, that Mr. Plants launched his campaign to remove all of the Board members that disagreed with him, and did not appoint him CEO of the Company.

On April 3, 2023, Mr. Plants sent a letter to the Board calling a Board meeting for April 4, 2023 and demanding that a special meeting of stockholders be held in 60 days, on June 2, 2023 (the “Plants Special Meeting Demand”). The Plants Special Meeting Demand, proposed that stockholders vote to remove from their director positions, without cause, Gregory A. Barrett, Sheila A. Hopkins, Timothy J. O’Shea, Juliane T. Park, and Janet D. Widmann—the five independent directors who opposed Mr. Plants’ succession to the CEO position. Mr. Plants’ letter asserted that the Board had not taken action with respect to CEO succession planning, despite the fact that the Board had recently formed a CEO search committee, of which he was a member, and that Ms. Widmann had scheduled meetings of the Governance and Corporate Responsibility Committee with three external search firms for April 12, 2023.

On April 4, 2023, the directors held the Board meeting that was called by Mr. Plants in his letter of April 3, 2023. The Board acted by resolution to delegate the evaluation of the Plants Special Meeting Demand, along with other items raised by Mr. Plants during the Board meeting, to the Governance and Corporate Responsibility Committee, comprised of independent directors Timothy J. O’Shea, Juliane T. Park, and Janet D. Widmann. The Board directed the Governance and Corporate Responsibility Committee to provide a recommendation to the full Board for consideration. Mr. Plants insisted that the Board come to a determination on the subject within two days, by April 6, 2023. The Board resolved that its next meeting would be on April 6, 2023.

On April 5, 2023, the Governance and Corporate Responsibility Committee met to review the Plants Special Meeting Demand, including Mr. Plants’ suggestion to re-open the Company’s advance notice window for nominations to be considered at the 2023 annual meeting of stockholders as an alternative to holding a special meeting of the Company’s stockholders. Later that day, a Board meeting was held, including all members of the Board except Mr. Plants, at which members of the Governance and Corporate Responsibility Committee updated the Board on the committee’s deliberations.

On the morning of April 6, 2023, the members of the Governance and Corporate Responsibility Committee engaged Sidley Austin LLP (“Sidley Austin”) as outside legal counsel to advise them on responding to Mr. Plants’ demands.

On April 6, 2023, the Board reconvened for a full Board meeting as requested by Mr. Plants. Sidley Austin joined the Board meeting at the request of the Governance and Corporate Responsibility Committee and the majority of directors, who comprised five of six independent directors on the Board. Shortly after the meeting began, Mr. Plants objected to the presence of Sidley Austin, attempted to unilaterally adjourn the meeting, and left the meeting. The meeting of the full Board continued without Mr. Plants. Following a recommendation of the Governance and Corporate Responsibility Committee, a majority of the Board acted by resolution to form the a special committee comprising Gregory A. Barrett, Sheila A. Hopkins, Timothy J. O’Shea, Juliane T. Park, and Janet D. Widmann, as a majority of the Board, to form (the “Special Committee”) to address potential conflicts that may arise between the interests of Mr. Plants, on the one hand, and the interests of the Company and its stockholders not associated with Mr. Plants, on the other hand, and to take certain actions without the presence or participation of Mr. Plants.

On April 6, 2023, Mr. Plants sent a letter to the Board objecting to the Board’s formation of the Special Committee that excluded him from the Board’s deliberations regarding the response to his demands. Mr. Plants also objected in his letter to the presence of Sidley Austin, outside counsel to the Governance and Corporate

Responsibility Committee, even though such counsel had been invited to the meeting by the Governance and Corporate Responsibility Committee and the majority of the Board’s directors.

On April 7, 2023, the Company issued a Form 8-K announcing that it had received the Plants Special Meeting Demand and that the Board had formed the Special Committee to review it.

On April 8, 2023, counsel to the Special Committee sent a letter to counsel to Mr. Plants noting that all actions taken at the April 6, 2023 Board meeting were in accordance with the Company’s Bylaws and Delaware law.

On April 10, 2023, Mr. Mowry sent a demand for a special meeting of stockholders to the Board that was nearly identical to the Plants Special Meeting Demand. Mr. Mowry requested that a special meeting of stockholders be held 60 days after the date of the letter, on June 9, 2023.

On April 11, 2023, Mr. Plants and Mr. Mowry filed a complaint in the Delaware Court of Chancery against Mr. Barrett, Ms. Hopkins, Mr. O’Shea, Ms. Park and Ms. Widmann, as defendants, and the Company, as nominal defendant (the “Delaware Litigation”) seeking a declaration that the individual defendants breached their fiduciary duties and enjoining them from enforcing the nomination deadline under the Company’s Amended and Restated Bylaws (the “Bylaws”) in connection with the 2023 annual meeting of stockholders (the “Annual Meeting”), or in the alternative, a declaration that the Company must hold a special meeting of the stockholders on June 2, 2023. Mr. Plants and Mr. Mowry filed a motion for expedited proceedings in the Delaware Litigation.

On April 11, 2023, the Board acted by resolution to (i) remove Mr. Plants as Chairperson of the Board, (ii) appoint Ms. Widmann as Chair of the Board, (iii) terminate Mr. Plants’ employment as Executive Chairman for cause, (iv) terminate Mr. Mowry as CEO for cause and (v) appoint Ms. Hopkins as Interim CEO.

On April 12, 2023, the Company issued a press release and Form 8-K announcing Mr. Plants’ removal as Chairperson of the Board and termination as Executive Chairman, Mr. Mowry’s termination as CEO, Ms. Hopkins’ appointment as Interim CEO, and Ms. Widmann’s appointment as Chair of the Board.

On April 12, 2023, the Special Committee authorized the holding of the Special Meeting on June 9, 2023 for purposes of considering the Removal Resolutions and the Bylaws Resolution.

On April 13, 2023, the Company issued a press release and Form 8-K announcing that the Company would hold a special meeting of stockholders on June 9, 2023.

On April 17, 2023, the Special Committee issued an open letter to stockholders to provide an update on recent steps taken by the Special Committee to protect stockholder interests.

On April 18, 2023, Mr. Mowry and Mr. Plants issued a response to the Special Committee’s April 17, 2023 letter to stockholders.

On April 18, 2023, the Delaware Court of Chancery denied the request of Mr. Plants and Mr. Mowry for an expedited trial to be held prior to the Special Meeting regarding their demand to reopen the director nomination window for the Annual Meeting.

On April 19, 2023, the Special Committee authorized the holding of the Annual Meeting on July 13, 2023.

On April 20, 2023, the Company issued a Form 8-K announcing the Delaware Court of Chancery’s denial of the request of Mr. Plants and Mr. Mowry for an expedited trial to be held prior to the Special Meeting regarding their demand to reopen the director nomination window for the Annual Meeting.

On April 20, 2023, Mr. Plants sent a letter to the Board objecting to actions taken by the Special Committee.

On April 24, 2023, the Special Committee issued an open letter to the Company’s employees regarding recent events.

On April 25, 2023, Mr. Plants, Mr. Mowry and Voce Capital and certain of its affiliates filed a preliminary proxy statement.

On May 3, 2023, the Company filed this preliminary proxy statement.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE SPECIAL MEETING

Why is the Company holding a Special Meeting of Stockholders?	A Special Meeting of the Company’s stockholders was demanded by the Former Executives to vote on the following proposals submitted by the Former Executives:

•	Proposal 1: To remove, without cause, Gregory A. Barrett as a director of the Company;

•	Proposal 2: To remove, without cause, Sheila A. Hopkins as a director of the Company;

•	Proposal 3: To remove, without cause, Timothy J. O’Shea as a director of the Company;

•	Proposal 4: To remove, without cause, Juliane T. Park as a director of the Company;

•	Proposal 5: To remove, without cause, Janet D. Widmann as a director of the Company;

•

Proposal 6. To remove, without cause, any other person or persons elected or appointed to the Board after April 2, 2023 and up to and including the date of the Special Meeting and any postponement or adjournment thereof, other than J. Daniel Plants, David Mowry, and Joseph E. Whitters (Proposals 1-6 are referred to herein as the “Director Removal Proposals”); and

•

Proposal 7: To repeal each provision of, or amendment to, the Company’s Amended and Restated Bylaws (the “Bylaws”) adopted by the Board without the approval of the Company’s stockholders after April 13, 2017 (Proposal 7 is referred to herein as the “Repeal Proposal”).

What is the purpose of the Special Meeting?	At the Special Meeting, stockholders of record as of the close of business on , 2023 (the “Record Date”) will be entitled to vote upon each of the seven Proposals above, each of which is described more fully in this Proxy Statement.

How does the Board recommend that I vote?	The Board believes that the adoption of the Proposals is NOT in the best interests of stockholders and therefore recommends that you vote “AGAINST” each of the Proposals, or in the alternative encourages you NOT to vote or submit any proxy card with respect to the Special Meeting, as your inaction will have the same effect as voting “AGAINST” each of the Director Removal Proposals.

Why am I receiving these proxy materials? Who is soliciting proxies for the Special Meeting with this Proxy Statement?	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date. As a stockholder of record, you are invited to attend the Special Meeting and are entitled to vote on the items of business described in this Proxy Statement.

Who is entitled to attend the Special Meeting?	You are entitled to attend the Special Meeting only if you owned the Company’s common stock (or were a joint holder) as of the close of business on the Record Date, or if you hold a valid proxy for the Special Meeting.

Please also note that if you are not a stockholder of record, but hold shares in street name (that is, through a broker, trustee or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership in order to attend the Special Meeting.

For admission to the Special Meeting, you may be asked to present valid picture identification, such as a driver’s license or passport. For security purposes, you and your bags may be subject to search prior to your admittance to the meeting, and no cameras, recording equipment, mobile phones or other electronic devices, large bags or packages are permitted in the Special Meeting.

The Special Meeting will begin at 9:00 a.m., Pacific Time.

Who is entitled to vote at the Special Meeting?	All stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, shares of the Company’s common stock were outstanding. Each outstanding share of the Company’s common stock entitles the holder to one vote on each matter properly brought before the Special Meeting. Accordingly, there are a maximum of votes that may be cast at the Special Meeting.

How many shares must be present or represented to conduct business at the Special Meeting (that is, what constitutes a quorum)?	In accordance with the Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Special Meeting. A quorum is required to conduct business at the Special Meeting. Abstentions are counted for the purpose of determining the presence of a quorum. As described below, we do not expect there to be any broker non-votes at the Special Meeting.

Will any other matters be decided at the Special Meeting?	In accordance with the Bylaws, no business can be transacted at the Special Meeting other than business specified in the notice of the Special Meeting.

What shares can I vote at the Special Meeting?	You may vote all shares owned by you as of the close of business on the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?	Most of the Company’s stockholders hold their shares beneficially; that is, through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, Inc., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Special Meeting. We have enclosed a WHITE proxy card for your use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Special Meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares at the Special Meeting or attend the Special Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Special Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the Special Meeting?	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting. Stockholders of record of the Company’s common stock may submit proxies by completing, signing, and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. The Company’s stockholders who hold shares beneficially in street name may vote by following the instructions set forth on the voting instruction cards provided by the broker, trustee or nominee. This may include the ability to vote by mail, telephone or Internet.

How can I vote my shares at the Special Meeting?	Shares held in your name as the stockholder of record may be voted at the Special Meeting if you attend and vote by ballot. At the Special Meeting, you will be instructed how to submit your vote.

Shares held beneficially in street name may be voted at the Special Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Special Meeting, you may also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the Special Meeting. Not voting or submitting a proxy card in connection with the Special Meeting will have the same effect as a vote against the Director Removal Proposals.

Can I change my vote?	You may change your vote at any time prior to the vote at the Special Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Company’s Corporate Secretary prior to your shares being voted, or by attending the Special Meeting. Attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the Special Meeting and voting at the Special Meeting.

What vote is required to approve each item and how are votes counted?	The vote required to approve each item of business and the method for counting votes is set forth below:

Proposals 1 through 6 – Removal of Directors. Each Director Removal Proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock outstanding as of the Record Date. Abstentions and not voting your shares will have the same effect as votes “AGAINST” the Director Removal Proposals. As described below, we do not expect there to be any broker non-votes at the Special Meeting.

Proposal 7 – Repeal of Bylaw Provisions. The Repeal Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company’s common stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions will have the same effect as votes “AGAINST” the Repeal Proposal. As described below, we do not expect there to be any broker non-votes at the Special Meeting. As of the date of this Proxy Statement, no amendments to the Bylaws have been adopted since April 13, 2017.

What is a “broker non-vote”?	If you are a beneficial owner and you do not direct your broker how to vote your shares with respect to Proposals 1 through 7, your broker may not vote your shares with respect to any of such proposals to be voted on at the Special Meeting. Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients who are the beneficial owners of the shares, brokers do not have the discretion to vote such shares on “non-routine matters.” Because this is a contested proxy solicitation, none of the matters at the Special Meeting are considered routine. As a result, we do not expect there to be any broker non-votes at the Special Meeting.

How are abstentions counted?	If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining the presence of a quorum as they are shares present and entitled to vote, but they will not be voted on any matter at the Special Meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” Proposals 1 through 7.

What happens if additional matters are presented at the Special Meeting?	Other than the seven proposals described in this proxy statement, the Board is not aware of any other business to be acted upon at the Special Meeting. If you grant a proxy, the persons named as proxy holders, Sheila A. Hopkins and Janet D. Widmann, with full power of substitution, will have the discretion to vote your shares on any additional matters that may be properly presented for a vote at the Special Meeting.

Who will serve as inspector of election?	A representative of First Coast Results, Inc., an independent tabulator, will count the vote and act as the independent inspector of election.

What should I do in the event that I receive more than one set of proxy /voting materials?	The Company and the Board expect that you will receive proxy solicitation materials from the Former Executives, including a proxy statement and blue proxy card. The Board recommends that you disregard and ignore any proxy statement and blue proxy card you may receive from the Former Executives. The Company and the Board are not responsible for the accuracy of any information provided by or relating to the Former Executives contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Former Executives or any other statements that the Former Executives may otherwise make. If you vote using a blue proxy card provided by the Former Executives, you have every right to change your vote and vote AGAINST each of the Proposals by executing and returning a WHITE proxy card or by following voting instructions provided by the Board in this proxy statement. Only the latest dated proxy you submit will be counted. You may also vote at the Special Meeting. If you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive from the Former Executives and not attend the Special Meeting as your inaction will act as voting against the Director Removal Proposals. If you have any questions or need assistance, please contact the Company’s solicitor, Innisfree M&A Incorporated, by phone toll-free at (877) 750-0870 (from the United States and Canada) or +1 (412) 232-3651 (from other countries).

What happens if some or all of the directors of the Company are removed by the Director Removal Proposals?	The removal of a director or directors will result in a vacancy or vacancies on the Board. The Bylaws allow any vacancies on the Board to be filled by the Board, acting by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. If vacancies occur as the result of a removal of one or more directors, then the Board, as constituted at that time, and including the Former Executives, who the Board determined were terminated for cause, could choose to fill one or more of those vacancies. If all of the Director Removal Proposals are approved, the Former Executives would control the Board, without paying a control premium to all stockholders, and may elect a new Chief Executive Officer and a new Chairperson of the Company. Further, if all of the Director Removal Proposals are approved, five independent directors of the Company would be removed and the Company would not be in compliance with NASDAQ continued listing requirements and would risk being delisted from NASDAQ.

What are the consequences if the Director Removal Proposals are not approved?	If the Director Removal Proposals are not approved at the Special Meeting, then all of the Company’s Directors would remain in office until the 2023 Annual Meeting, scheduled for July 13, 2023, or until their earlier resignation.

If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call (877) 750-0870 (toll-free from the United States and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and Brokers may call collect (212) 750-5833

PROPOSALS 1 THROUGH 6: REMOVAL OF DIRECTORS

The below proposals for approval of stockholders have been submitted for consideration at the Special Meeting.

The Board recommends that you vote AGAINST each of the below proposals (collectively, the “Director Removal Proposals”). The proposals are as follows:

•	Proposal 1: To remove, without cause, Gregory A. Barrett as a director of the Company.

•	Proposal 2: To remove, without cause, Sheila A. Hopkins as a director of the Company.

•	Proposal 3: To remove, without cause, Timothy J. O’Shea as a director of the Company.

•	Proposal 4: To remove, without cause, Juliane T. Park as a director of the Company.

•	Proposal 5: To remove, without cause, Janet D. Widmann as a director of the Company.

•

Proposal 6: To remove, without cause, any other person or persons elected or appointed to the Board after April 2, 2023 and up to and including the date of the Special Meeting and any postponement or adjournment thereof, other than J. Daniel Plants, David Mowry, and Joseph E. Whitters.

The Board recommends a vote AGAINST each of the Director Removal Proposals. Alternatively, the Board recommends that you do not vote or submit a proxy card. Not attending the special meeting and not submitting a proxy card will have the same effect as voting AGAINST each of the Director Removal Proposals.

The Board believes the removal of Mr. Barrett, Ms. Hopkins, Mr. O’Shea, Ms. Park and Ms. Widmann as directors without cause is not in the best interests of the stockholders of the Company.

The Director Removal Proposals were made by J. Daniel Plants, in his former capacity as Chairperson of the Board, and David H. Mowry, in his former capacity as Chief Executive Officer of the Company. The Board has since terminated Mr. Plants and Mr. Mowry for cause from their positions as Executive Chairperson and Chief Executive Officer, respectively, and removed Mr. Plants from his position as Chairperson of the Board.

The Board believes Mr. Plants demanded the Special Meeting to further his own interests. Mr. Plants called this Special Meeting to seek removal of five independent directors after the same five independent directors — a majority of the Board — determined not to select him as Chief Executive Officer of the Company and wanted to conduct an external search for a new CEO.

If the Director Removal Proposals are approved by stockholders, Mr. Barrett, Ms. Hopkins, Mr. O’Shea, Ms. Park and Ms. Widmann directors would cease to be directors immediately, and Mr. Plants and Mr. Mowry would hold two of the three remaining seats on the Board. Mr. Plants and Mr. Mowry would be authorized to fill any vacancies resulting from the removals without stockholder approval. Therefore, a vote in favor of the Director Removal Proposals is a vote to hand control of the Company, without a control premium paid to all stockholders, to the Former Executives, who were terminated for cause.

Each of the Director Removal Proposals requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock outstanding as of the Record Date. Abstentions are counted for the purpose of determining the presence of a quorum and will have the same effect as votes “AGAINST” the Director Removal Proposals. As described above, we do not expect there to be any broker non-votes at the Special Meeting.

DIRECTORS SUBJECT TO DIRECTOR REMOVAL PROPOSALS

Directors

Gregory A. Barrett has served as a member of the Board since October 2011. Mr. Barrett also serves on the Board of Aqua Medical, Inc. From September 2013 to October 2016, Mr. Barrett was the President and Chief

Executive Officer of DFINE, Inc., a private medical device company that was acquired by Merit Medical. Mr. Barrett was the Chairperson, President and Chief Executive Officer of BÂRRX Medical, Inc., from February 2004 through December 2012 until being acquired by Covidien, Inc. Prior to joining BÂRRX Medical, from January 2001 through August 2003, Mr. Barrett served as President and Chief Executive Officer of ACMI Corporation. Prior to ACMI, Mr. Barrett served as the Group Vice President at Boston Scientific Corporation where he oversaw 169 countries of their International businesses as well as had responsibility as the Group President for their Gastroenterology and Urology businesses. He has also held positions as, Vice President, Global Sales and Marketing at both Orthofix Corporation and Baxter Healthcare. Mr. Barrett holds a B.A. in Marketing from the University of Texas, Austin. The Company and the Board believe Mr. Barrett’s qualifications to serve on the Board include his more than 45 years of diverse experience in the medical device industry, including time as President and Chief Executive Officer of several medical device companies. Mr. Barrett has held various Board positions with Global Kinetics Inc., BTG Ltd, Softscope Medical, BaroSense, Monteris Medical, as well as Board positions with the companies in which he was employed. We believe Mr. Barrett is qualified to serve on our Board because of his training and qualifications and the skills and experience he has developed during his extensive career in the medical devices industry.

Sheila A. Hopkins has served as a member of our board of directors since May 2021. Ms. Hopkins was appointed Interim Chief Executive Officer of the Company in April 2023. Ms. Hopkins currently serves as a director for Prestige Consumer Healthcare, a role she has held since 2015, where she also serves on the Audit and Nominating & Corporate Governance Committees. Prior to 2015, Ms. Hopkins served as EVP and President, Global Vision Care for Bausch + Lomb, a healthcare company, from 2011 until her retirement in 2013. Prior to that, Ms. Hopkins spent 14 years at Colgate-Palmolive, a consumer products company, where she held several senior executive positions including Vice President and General Manager, Personal Care, and Vice President, Global Business Development from 1997 to 2011. Ms. Hopkins previously served on the board of directors of Warnaco Inc., a leading apparel company, from 2003 to 2013, and on the board of directors of the Consumer Healthcare Products. Ms. Hopkins has also held senior marketing and sales positions at Procter & Gamble and Tambrands. Ms. Hopkins earned a B.A. in History from Wellesley College. We believe that Ms. Hopkins is qualified to serve on our Board because of her experience in leadership roles at major consumer packaged goods and healthcare companies and her years of experience serving on public company boards of directors.

Timothy J. O’Shea has served as a member of the Board since April 2004. Mr. O’Shea was with OXO Capital from 2008 to 2014 serving as managing director. From 1995 to 2008, he served in a variety of management positions at Boston Scientific, including Corporate Vice President of Business Development from 2000 to 2008. Mr. O’Shea currently is an advisor or board member to several private healthcare companies. Mr. O’Shea holds a B.A. in history from the University of Detroit. We believe that Mr. O’Shea is qualified to serve on our Board because of his corporate marketing knowledge as well as his diverse experience in the medical device industry working for a large medical device company.

Juliane T. Park has served as a member of the Board since December 2021. Ms. Park served as Chief Transformation Officer of Olaplex Holdings, Inc., from March 2021 to April 2023, and was previously the Chief Strategy Officer at Hudson’s Bay Company, a global retailer from October 2018 to March 2020. She served as the Head of Merchandising at Bluemercury, a premium specialty beauty retailer from April 2016 to September 2018 and held various leadership roles in Merchandising at CVS Health, including Chief Merchant, Hispanic Formats and DMM, Front Store Healthcare from 2013 to 2016. Prior to CVS, Ms. Park served as a strategy consultant at McKinsey & Company, focusing on growth strategy within the consumer and retail sectors. Ms. Park earned an M.B.A. from the Tuck School of Business at Dartmouth, a J.D. from the University of Toronto, and a B.A. in Commerce from the University of Toronto. We believe that Ms. Park is qualified to serve as on our Board because of her experience in strategic leadership roles at global companies, her legal background and her years of experience as a management consultant and retail executive.

Janet D. Widmann has served as a member of the Board since December 2021 and as Chairperson of the Board since April 2023. Ms. Widmann is a member of the board of directors for Avista Corporation, a role she has held since July 2014, Acorn Health, a role she has held since April 2021, and is an advisor to Vida Health since September 2015. She served as President and CEO of Kids Care Dental and Orthodontics from 2016 to 2021. Prior to that, she held various executive roles, including as the Executive Vice President and Chief Executive, of Blue Shield of California from 2003 to 2015. Ms. Widmann previously served on the board of directors of Versant Health, from 2016 to 2020 and the Bay Area Business Council, from 2013 to 2015, and a Governor appointee to the California Health Professions Education Foundation board of trustees from 2016 to 2019. She was also the Chief Operations Officer of Health Net’s dental and vision subsidiaries. Ms. Widmann earned an MHA from the University of Southern California, and a B.S. in Health Administration from California State University, Northridge. We believe Ms. Widmann is qualified to serve on our Board because she brings a strong background of executive leadership. Her experience as CEO and COO of private companies includes risk management and oversight, finance and investment banking, mergers and acquisitions, technology and cybersecurity, organizational development and human resources, innovation, economic development and customer service.

BOARD RECOMMENDATION

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” EACH OF THE DIRECTOR REMOVAL PROPOSALS.

PROPOSAL 7: REPEAL OF BYLAW PROVISIONS ADOPTED BY THE BOARD AFTER APRIL 13, 2017, WITHOUT THE APPROVAL OF THE COMPANY’S STOCKHOLDERS

The below proposal for approval of stockholders has been submitted for consideration at the Special Meeting.

Proposal 7:    To repeal each provision of, or amendment to, the Bylaws of the Company adopted by the Board after April 13, 2017, without the approval of the Company’s stockholders.

As of the date of this Proxy Statement, no provisions or amendments to the Bylaws have been adopted since April 13, 2017. Although the Board does not currently expect to adopt any additional amendments to the Company’s Bylaws, the Board could determine that an additional amendment is necessary and in the best interests of the Company and stockholders. The Board believes that the automatic repeal of any amendment to the Bylaws, irrespective of its content, duly adopted by the Board could have the effect of repealing one or more properly adopted bylaw amendments that the Board determined to be in the best interests of the Company and the Company’s stockholders and adopted in furtherance of its fiduciary duties, including in response to future events not yet known to the Company.

As the Board is fully empowered by its governing documents and applicable law to alter, amend, or repeal provisions of the Bylaws in accordance with its fiduciary duties, the Board believes that this proposal serves no purpose other than limiting actions by the Board that are otherwise permitted by the Company’s governing documents and Delaware law.

The Repeal Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company’s common stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions are counted for the purpose of determining the presence of a quorum and will have the same effect as votes “AGAINST” the Repeal Proposal. As described above, we do not expect there to be any broker non-votes at the Special Meeting.

BOARD RECOMMENDATION

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL 7.

ADDITIONAL INFORMATION

OTHER MATTERS

In accordance with the Bylaws, the business transacted at the Special Meeting will be limited to the matters set forth in the Notice of Special Meeting of Stockholders. If any other matters or motions are attempted to be presented at the Special Meeting, such matters or motions will be ruled out of order and denied. It is the intention of the persons named as proxies on the WHITE proxy card to vote such proxies in accordance with their judgment on those other matters or motions to the greatest extent permitted by applicable law, including with respect to any matter dealing with the conduct of the Special Meeting.

PARTICIPANTS IN THE SOLICITATION

Under applicable regulations of the SEC, certain of the Company’s directors are deemed to be “participants” in this proxy solicitation. The participants in this proxy solicitation are Gregory A. Barrett, Timothy J. O’Shea, Janet D. Widmann, Juliane T. Park, and Sheila A. Hopkins. For certain required information about the participants in the solicitation, please see Appendix A to this Proxy Statement, entitled “Additional Information Regarding Participants in the Solicitation.”

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Proxy Statement which are not historical facts, such as those relating to future events, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Neither the Special Committee nor Cutera undertakes any duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Investors should consult further disclosures and risk factors included in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents filed from time to time with the SEC by Cutera and the Special Committee.

COSTS OF THE SOLICITATION

The Company will bear the expenses of calling and holding the Special Meeting and the solicitation of proxies by the Company (but not the costs of any solicitation of proxies undertaken by the Former Executives) with respect to the Special Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, the Company’s directors, officers, and certain regular employees may solicit proxies on behalf of the Special Committee, without additional compensation, personally or by telephone. The regular employees will be administrative personnel.

The Special Committee has retained Innisfree M&A Incorporated (“Innisfree”) to solicit stockholders in connection with the Special Meeting for which Innisfree will be paid an estimated fee of up to $600,000. Innisfree will solicit in connection with the Special Meeting by personal interview, mail, telephone, facsimile or email. Innisfree will also ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of the Company’s common stock. The Company has also agreed to indemnify Innisfree against certain liabilities relating to, or arising out of, its retention. Our aggregate expenses, including those of Innisfree, our outside legal counsel and other outside advisors, related to our solicitation of proxies in connection with the Special Meeting, and excluding salaries and wages of our regular employees and officers, are expected to be approximately $        , of which approximately $         has been incurred as of the date of this Proxy Statement.

HOUSEHOLDING OF PROXY MATERIALS

Under the rules adopted by the SEC, the Company may deliver a single set of proxy materials to one address shared by two or more of the Company’s stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, the Company and the Board have delivered only one set of proxy materials to multiple stockholders who share an address, unless the Company or the Board received contrary instructions from the impacted stockholders prior to the mailing date. The Company and the Board agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice or proxy statement, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to:

Cutera, Inc.

Corporate Secretary

3240 Bayshore Blvd.

Brisbane, California 94005-1021

COMMUNICATIONS WITH OUR DIRECTORS

Stockholders are welcome to address questions directly to the Board, to a particular committee, or to any individual director(s). The Company has a policy of generally responding in writing to each bona fide, non-frivolous, written communication from an individual stockholder. All interested parties, including our stockholders, who wish to contact the Company’s directors may send written correspondence, to the attention of the Corporate Secretary, by email or to the Company’s principal executive offices:

Cutera, Inc.

Corporate Secretary

3240 Bayshore Blvd.

Brisbane, California 94005-1021

IR@cutera.com

OTHER REPORTS

A copy of the Company’s 2022 Annual Report on Form 10-K for the year ended December 31, 2022 was filed on April 7, 2023, as amended by Form 10-K/A, which was filed on May 1, 2023 (collectively, the “2022 Annual Report”). These filings and Current Reports on Form 8-K referenced in this Proxy Statement are available to investors without cost at www.ir.cutera.com or www.sec.gov. The Former Executives may also issue and disseminate various soliciting materials in connection with the Special Meeting, which can also be found free of cost at www.sec.gov. The Special Committee undertakes no responsibility as to the accuracy or correctness of the information found in the Former Executives’ soliciting materials. None of the 2022 Annual Report, the Current Reports on Form 8-K referenced in this Proxy Statement, nor any soliciting materials of the Former Executives are part of the Special Committee’s soliciting material in connection with the Special Meeting.

APPRAISAL RIGHTS

Holders of shares of the Company’s common stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation and the matters set forth in the Notice of Special Meeting of Stockholders and this Proxy Statement.

IMPORTANT

PLEASE REVIEW THIS PROXY STATEMENT AND

THE ENCLOSED MATERIALS CAREFULLY.

1. If you hold your shares of Common Stock on the books and records of Cutera in your own name and want to vote, please authorize a proxy to vote by signing, dating and returning the enclosed WHITE proxy card. A postage-paid envelope is provided for your convenience.

2. If you hold your shares of Common Stock in “street name” in the name of a bank, brokerage firm, dealer, trust company or other nominee, only that entity can exercise your right to vote your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, brokerage firm, dealer, trust company or other nominee to ensure that a WHITE proxy card is submitted on your behalf. Please follow the instructions on the enclosed WHITE voting instruction form to provide voting instructions to your bank, brokerage firm, dealer, trust company or other nominee. If your bank, brokerage firm, dealer, trust company or other nominee provides for voting instructions to be delivered by telephone or over the Internet, instructions will be included on the enclosed WHITE voting instruction form.

3. If you have previously signed and returned a proxy card to Cutera, you have every right to change your vote. Only your latest signed and dated proxy card will be counted. You may revoke any proxy card already sent to Cutera by signing, dating and returning the enclosed WHITE proxy card. A postage-paid envelope is provided for your convenience. Any proxy may be revoked at any time prior to the Special Meeting by delivering a written notice of revocation or a later dated proxy for the Special Meeting or by voting in person by ballot at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation.

4. After voting the enclosed WHITE proxy card, do not sign or return a proxy card unless you intend to change your vote. Only your latest signed and dated proxy will be counted.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement or need help voting your shares of Common Stock, please contact:

INNISFREE M&A INCORPORATED

Shareholders may call (877) 750-0870 (toll-free from the United States and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and Brokers may call collect (212) 750-5833

ANNEX A: ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, the directors of the Special Committee are “participants” with respect to this solicitation of proxies in connection with the Special Meeting (the “Participants”). The following sets forth certain information about such Participants.

The principal occupations or employment of the Company’s directors who are Participants are set forth above in the section of this Proxy Statement entitled “Proposals 1 through 6.” The names of the Participants are set forth below, and the business address for all Participants is 3240 Bayshore Blvd., Brisbane, California 94005.

Name	Position
Gregory A. Barrett	Director
Timothy J. O’Shea	Director
Sheila A. Hopkins	Director, Interim Chief Executive Officer
Janet L. Widmann	Chairperson of the Board
Juliane T. Park	Director

The Company hereby incorporates by reference its Annual Report on Form 10-K, as amended, filed on April 7, 2023, with respect to stock ownership, and the security ownership of certain beneficial owners and management.

MISCELLANEOUS INFORMATION REGARDING PARTICIPANTS

Each of the Participants is entitled to indemnification under the Certificate of Incorporation and the Bylaws.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement or incorporated herein by reference and based on the information provided by each Participant, no Participant or associate of any Participant beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of the Company’s common stock or other securities of the Company or any parent or subsidiary of the Company; no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Special Meeting other than (i) an interest, if any, as a stockholder of the Company or (ii) with respect to the directors who are the subject of the Director Removal Proposals, an interest in retaining their position as directors of the Company; and no Participant has purchased or sold any securities of the Company within the past two years, except as set out in the table below.

In addition, neither the Company nor any of the Participants is now or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s prior fiscal year or any currently proposed transactions, or series of similar transactions, in which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded or exceeds $120,000.

There are no material proceedings to which any of the Participants, or any of their respective associates, or any non-Participant executive officers is a party or has a material interest adverse to the Company. Neither the Company nor any of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

A-1

Other than the persons described in this Proxy Statement, no regular employees of the Company have been or are to be employed to solicit Stockholders in connection with this proxy solicitation, provided that in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

On April 25, 2023, the Company and Ms. Hopkins executed an offer letter regarding her appointment as Interim Chief Executive Officer of the Company, a copy of which is attached to the Company’s Current Report on Form 8-K/A dated April 26, 2023.

COMPANY SECURITIES PURCHASED OR SOLD APRIL 1, 2021, THROUGH APRIL 1, 2023

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the period from April 1, 2021 through April 1, 2023. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Purchase/(Sale) of Common Stock (number of shares)	Notes
Sheila Hopkins	05/17/2021	8,208	(2)
	06/16/2022	1,388	(2)
	06/16/2022	3,656	(2)
Gregory A. Barrett	06/15/2021	4,267	(2)
	06/16/2022	2,777	(2)
Timothy J. O’Shea	06/15/2021	4,267	(2)
	12/14/2021	250	(1)
	12/14/2021	250	(1)
	06/16/2022	2,777	(2)
Juliane Park	12/13/2021	5,970	(2)
	06/16/2022	2,777	(2)
Janet D. Widmann	12/13/2021	5,970	(2)
	06/16/2022	7,313	(2)

(1)	Open market purchase
(2)	RSU grant

A-2

PRELIMINARY COPY—SUBJECT TO COMPLETION—DATED MAY 3, 2023 PLEASE VOTE TODAY! 6 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED 6THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CUTERA, INC. SPECIAL MEETING OF STOCKHOLDERS – JUNE 9, 2023 The undersigned stockholder of Cutera, Inc., a Delaware corporation (the “Company”), hereby W acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying H Proxy Statement each dated , 2023 (the terms of which are incorporated by reference herein) and hereby appoints Sheila A. Hopkins and Janet D. Widmann each as proxy and I attorney-in-fact, and acting individually or in the absence of others, with full power of T substitution and re-substitution, on behalf and in the name of the undersigned to represent the E undersigned at the Special Meeting of Stockholders of the Company, to be held on June 9, 2023 at 9:00 a.m. Pacific Time,            , Professional P Corporation located at                                                  , (including any R postponements, adjournments or continuations thereof, the “Special Meeting”), and to vote all O shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present at the Special Meeting, hereby revoking any proxy previously X given by the undersigned with respect to the Special Meeting. Y WHEN PROPERLY EXECUTED, THIS PROXY CARD WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AGAINST PROPOSALS 1 – 6 Continued and to be signed and dated on reverse side

PRELIMINARY COPY—SUBJECT TO COMPLETION—DATED MAY 3, 2023 CUTERA, INC. Vote by Mail: Please sign, date and return the proxy card in the envelope provided, or mail to: Cutera, Inc. c/o 200 Business Park Circle, Suite 112 Saint Augustine, FL 32095 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and Proxy Statement are available at [•]. 6 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED Please mark X vote as in this example The Board of Directors recommends you vote AGAINST Proposals 1—6. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1. To remove, without cause, Gregory A. 5. To remove, without cause, Janet D. Barrett as a director of the Company. Widmann as a director of the Company. 2. To remove, without cause, Sheila A. 6. To repeal each provision of, or amendment Hopkins as a director of the Company. to, the Company’s Amended and Restated Bylaws (the “Bylaws”) adopted by the Board 3. To remove, without cause, Timothy J. without the approval of the Company’s O’Shea as a director of the Company. stockholders after April 13, 2017. 4. To remove, without cause, Juliane T. Park as a director of the Company. Date: , 2023 Signature (if jointly held) Signature (if jointly held) Title(s) This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in fiduciary capacity should so indicate and give full title as 86196-001-Part-4 25Apr23 22:43 such. If shares Page are held 37 by joint tenants or as community property, both should sign. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in full partnership name by an authorized person.